UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

DIGITAL LIGHTWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15550 Lightwave Drive
Clearwater, Florida 33760
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q. These statements are only predictions, and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

A.    Settlement with Zurich

On February 20, 2004, Digital Lightwave, Inc. ("Digital") and Zurich American Insurance Company, f/k/a Fidelity and Deposit Company of Maryland ("Zurich"), agreed upon final arrangements relating to the outstanding liabilities owed by Digital to Zurich in the amount of $2,306,403.39 under the Compromise and Settlement Agreement dated June 13, 2003 between Digital and Zurich, as modified. In connection with the settlement, Digital made a cash payment of $230,640.40 in full settlement and satisfaction of such liabilities, and Digital and Zurich executed mutual releases. If any action is taken against Zurich to recover, avoid or set aside any portion of the settlement payment in any bankruptcy proceeding involving or affecting Digital, its advisors, affiliates or subsidiaries, Zurich’s release may be deemed void and of no further force or effect at the option of Zurich, and Digital’s release may be deemed void and of no further force or effect in the event that Zurich exercises such option.

B.    Optel Note

On February 13, 2004 Digital borrowed $665,000 from Optel Capital, LLC (" Optel ") pursuant to a secured promissory note. Optel is an entity controlled by Digital’s majority shareholder and current chairman of the board of directors, Dr. Bryan Zwan. The Optel Note (a) bears interest at an annual rate equal to 10% per annum, (b) is secured by a first priority interest in substantially all of the assets of Digital pursuant to an Eleventh Amended and Restated Security Agreement, dated February 13, 2004, (c) may be prepaid at any time and (d) matures on July 31, 2004, unless certain specified events occur accelerating the maturity. Digital used the proceeds from the Optel Note for general corporate and working capital purposes. Digital’s total indebtedness to Optel is now approximately $14.6 million, exclusive of accrued interest. A copy of the Optel Note and the Security Agreement is attached hereto as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Note and the Security Agreement.

C.    Restructuring Efforts

As previously disclosed, and as set forth above, Digital has been successful in reaching settlements with several of its unsecured creditors. Digital is in discussions with certain of its other creditors to settle or restructure its remaining outstanding liabilities and claims. Digital continues to have insufficient short-term resources for the payment of its current liabilities and its settlements. In order to alleviate its working capital shortfall, Digital is attempting to reduce its operating costs, voluntarily restructure its outstanding liabilities with certain significant creditors and raise additional debt and/or equity financing; however, it has been unable to secure any commitments for such additional debt and/or equity financing from any source.

Digital’s ability to meet cash requirements over the next twelve months is dependent upon its ability to obtain additional financing, successfully negotiate extended payment terms with certain vendors, restructure remaining outstanding liabilities with certain creditors, and attain its forecasted sales objectives. Digital may need to seek bankruptcy protection in the event that it is unable to secure financing on terms acceptable to it or is unable to successfully settle or restructure its remaining outstanding claims and liabilities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired.

 Not applicable.

(b)     Pro Forma Financial Information.

 Not applicable.

(c)     Exhibits.

10.1    Secured Promissory Note, dated as of February 13, 2004, between Digital Lightwave, Inc. and Optel Capital, LLC.

10.2    Eleventh Amended and Restated Security Agreement, dated as of February 13, 2004, between Digital Lightwave, Inc. and Optel Capital, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: February 23, 2004	By: /s/ James Green

James Green

Chief Executive Officer
and President

EXHIBIT INDEX

Number	Description

10.1	Secured Promissory Note, dated as of February 13, 2004, between Digital Lightwave, Inc. and Optel Capital, LLC.

10.2	Eleventh Amended and Restated Security Agreement, dated as of February 13, 2004, between Digital Lightwave, Inc. and Optel Capital, LLC.